UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
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◻	Soliciting Material Pursuant to §240.14a-12

Occidental Petroleum Corporation
(Name of Registrant as Specified In Its Charter)

Carl C. Icahn
Icahn Partners LP
Icahn Partners Master Fund LP
High River Limited Partnership
Hopper Investments LLC
Barberry Corp.
Icahn Enterprises G.P. Inc.
Icahn Enterprises Holdings L.P.
IPH GP LLC
Icahn Capital L.P.
Icahn Onshore LP
Icahn Offshore LP
Beckton Corp.
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Contact:
Icahn Capital LP
Susan Gordon
(212) 702-4309
Carl C. Icahn Issues Open Letter to
Occidental Petroleum Stockholders

New York, New York, August 13, 2019 -- Today, Carl C. Icahn released the following open letter to stockholders of Occidental Petroleum Corporation.

______________________________________

August 13, 2019

Dear Fellow Occidental Stockholders:

Last month we were pleased ISS announced its support of our consent solicitation to set a record date at Occidental Petroleum Corporation (“OXY”).  Then yesterday, a highly-regarded Wall Street analyst published a report that we believe further confirms our views and further supports our thesis that the status quo at OXY is not working for stockholders.1  The analyst made the following observations:

•
“The Company’s ‘Pledge’ for greater capital discipline and enhanced corporate governance proved fleeting with ROCE [Return on Capital Employed] to decline significantly due to the Anadarko transaction.” (emphasis added)

•	“The purchase of Anadarko makes Occidental larger but significantly less valuable.”
•
“…while the company indicates that it is ‘Focused on Returns’, the Anadarko transaction appears 30% dilutive to ROCE.  Because returns are well associated with valuation in the equity market in Energy…Occidental’s equity declined by 30% since the transaction was announced.  It is the worst performer of US large-capitalization E&P companies in 2019.” (emphasis added)

•
“Occidental’s capital management choice is problematic because of significant value destruction, but also because it contrasts with management’s stated emphasis to be “Focused on Returns”. The move also violates the company’s “Pledge” for greater capital discipline and enhanced corporate governance.” (emphasis added)

OXY has repeatedly pledged to act prudently and has repeatedly pledged to exercise capital discipline. But, how quickly OXY’s pledges were abandoned when CEO Vicki Hollub and the Board, in my opinion, believed their company could become an acquisition target, and therefore quickly pivoted to purchase Anadarko at almost any cost, which they believed, would serve as a de facto poison pill against an acquiror.

As large stockholders we are extremely concerned that:

ONE:  Hollub, who admittedly has little M&A experience, may make other disastrous  M&A mistakes, especially if OXY’s equity value continues to plummet and she becomes concerned or possibly panicked about the dividend or even worse, and

TWO:  Hollub and the Board may go to great lengths to rebuff and prevent an acquisition of OXY.

If we do not have Board representation, we are very concerned that either or both of these situations may occur to the detriment of OXY stockholders. Even though numerous other companies in the energy sector and other industries allow stockholders to call special meetings and set record dates for consent solicitations with far simpler mechanics i.e. they simply allow stockholders to vote FOR or AGAINST an issue, OXY’s corporate governance imposes severe restrictions that effectively disenfranchise OXY stockholders.

Given the state of our company and the its terrible performance record, we believe change on the Board is URGENTLY required:

•	Year to date 2019, OXY’s stock is down 27%, for an equity loss of over $12 billion, compared to the XLE over the same period which is up 3.6%;
•
Since OXY’s acquisition interest in Anadarko was first announced on April 12, 2019, OXY’s stock is down 33%, for an equity loss of over $17 billion, compared to the XLE over the same period which is down 12.2%;

•	Since Vicki Hollub became CEO in April 2016, the stock is down 41%, for an equity loss of over $24 billion, compared to the XLE over the same period which is down 12.3%; and
•	Just yesterday, the stock was down 4.54%, for an equity loss of over $1.8 billion, in just one day.

In our view, this performance record alone should give stockholders the chills; it shows a company in urgent need of changes on the Board; it shows something has failed at OXY.  But even worse, the combination of this performance and Hollub’s and the Board’s relentless pursuit of Anadarko; paying way too much to complete a transformational transaction without a stockholder vote, creates an URGENT REQUIREMENT for Board change, accountability and oversight.

YOUR SUPPORT IS IMPORTANT.

FIRST, WE NEED YOUR SUPPORT TO
DEMAND THAT THE COMPANY SET A RECORD DATE FOR
OUR PROPOSED CONSENT SOLICITATION.

SECOND, WE NEED YOUR SUPPORT TO:
REMOVE FOUR OCCIDENTAL DIRECTORS,
ELECT FOUR NEW DIRECTORS TO PROVIDE BOARDROOM OVERSIGHT,
AND
FIX OCCIDENTAL’S BYLAWS TO PROVIDE BASIC STOCKHOLDER RIGHTS.

Please refer to the Icahn Solicitation Statement, filed with the
SEC on July 18, 2019. Follow the steps necessary to
demand that the Company set a
record date for our proposed consent solicitation.

* * *
If you have any questions, please contact:

Harkins Kovler, LLC
Banks and Brokers Call: +1 (212) 468-5380
All Others Call Toll-Free: +1 (800) 339-9883
Email: Icahn-OXY@HarkinsKovler.com

Additional Information and Where to Find it;
Participants in the Solicitation

CARL C. ICAHN AND THE OTHER PARTICIPANTS IN THE SOLICITATION (TOGETHER, THE “PARTICIPANTS”) FILED A DEFINTIVE SOLICITATION STATEMENT ON JULY 18, 2019 WITH THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) TO BE USED TO SOLICIT WRITTEN REQUESTS FOR FIXING A RECORD DATE IN CONNECTION WITH THE PROPOSED ACTIONS BY WRITTEN CONSENT OF THE STOCKHOLDERS OF
OCCIDENTAL PETROLEUM CORPORATION (“OCCIDENTAL”). SECURITY HOLDERS ARE ADVISED TO READ THE SOLICITATION STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION BECAUSE THEY CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN SUCH SOLICITATION. THESE MATERIALS AND OTHER MATERIALS FILED BY THE PARTICIPANTS WITH THE SEC ARE AVAILABLE AT NO CHARGE AT THE SEC’S WEBSITE AT HTTP://WWW.SEC.GOV. INFORMATION RELATING TO THE PARTICIPANTS IN SUCH SOLICITATION IS CONTAINED IN THE SOLICITATION STATEMENT. EXCEPT THROUGH THE BENEFICIAL OWNERSHIP OF SHARES OF COMMON STOCK, PAR VALUE $0.20 PER SHARE, OF OCCIDENTAL OR AS OTHERWISE DISCLOSED IN THE SOLICITATION STATEMENT, THE PARTICIPANTS HAVE NO INTEREST IN OCCIDENTAL.

Other Important Disclosure Information

SPECIAL NOTE REGARDING THIS LETTER:

THIS LETTER CONTAINS OUR CURRENT VIEWS ON THE VALUE OF OCCIDENTAL SECURITIES AND CERTAIN ACTIONS THAT OCCIDENTAL’S BOARD MAY TAKE TO ENHANCE THE VALUE OF ITS SECURITIES. OUR VIEWS ARE BASED ON OUR OWN ANALYSIS OF PUBLICLY AVAILABLE INFORMATION AND ASSUMPTIONS WE BELIEVE TO BE REASONABLE. THERE CAN BE NO ASSURANCE THAT THE INFORMATION WE CONSIDERED AND ANALYZED IS ACCURATE OR COMPLETE. SIMILARLY, THERE CAN BE NO ASSURANCE THAT OUR ASSUMPTIONS ARE CORRECT. OCCIDENTAL’S ACTUAL PERFORMANCE AND RESULTS MAY DIFFER MATERIALLY FROM OUR ASSUMPTIONS AND ANALYSIS.

WE HAVE NOT SOUGHT, NOR HAVE WE RECEIVED, PERMISSION FROM ANY THIRD-PARTY TO INCLUDE THEIR INFORMATION IN THIS LETTER. ANY SUCH INFORMATION SHOULD NOT BE VIEWED AS INDICATING THE SUPPORT OF SUCH THIRD PARTY FOR THE VIEWS EXPRESSED HEREIN.

THIS LETTER ALSO REFERENCES THE SIZE OF OUR RESPECTIVE CURRENT HOLDINGS OF OCCIDENTAL SECURITIES RELATIVE TO OTHER HOLDERS OF SUCH SECURITIES. OUR VIEWS AND OUR HOLDINGS COULD CHANGE AT ANY TIME. WE MAY SELL ANY OR ALL OF OUR HOLDINGS OR INCREASE OUR HOLDINGS BY PURCHASING ADDITIONAL SECURITIES. WE MAY TAKE ANY OF THESE OR OTHER ACTIONS REGARDING OCCIDENTAL WITHOUT UPDATING THIS LETTER OR PROVIDING ANY NOTICE WHATSOEVER OF ANY SUCH CHANGES (EXCEPT AS OTHERWISE REQUIRED BY LAW).

FORWARD-LOOKING STATEMENTS:

Certain statements contained in this letter are forward-looking statements including, but not limited to, statements that are predications of or indicate future events, trends, plans or objectives. Undue reliance should not be placed on such statements because, by their nature, they are subject to known and unknown risks and uncertainties. Forward-looking statements are not guarantees of future performance or activities and are subject to many risks and uncertainties. Due to such risks and uncertainties, actual events or results or actual performance may differ materially from those reflected or contemplated in such forward-looking statements. Forward-looking statements can be identified by the use of the future tense or other forward-looking words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “should,” “may,” “will,” “objective,” “projection,” “forecast,” “management believes,” “continue,” “strategy,” “position” or the negative of those terms or other variations of them or by comparable terminology.

Important factors that could cause actual results to differ materially from the expectations set forth in this letter include, among other things, the factors identified in Occidental’s public filings. Such forward-looking statements should therefore be construed in light of such factors, and the Participants are under no obligation, and expressly disclaim any intention or obligation, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

1 We have not sought, nor have we received, permission from any third-party to include their information in this letter.